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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Temple-Inland Inc. of our report dated February 3, 1995, included in the 1994 Annual Report to Shareholders of Temple-Inland Inc.

     Our audit also included the financial statement schedule of Temple-Inland Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in (i) Post-Effective Amendment Number 3 to Registration Statement Number 2-88202 on Form S-8, (ii) Registration Statement Number 33-23132 on Form S-8, (iii) Post-Effective Amendment Number 1 to Registration Statement Number 33-25650 on Form S-8, (iv) Post-Effective Amendment Number 1 to Registration Statement Number 33-27286 on Form S-8, (v) Post-Effective Amendment Number 2 to Registration Statement Number 33-32124 on Form S-8, (vi) Registration Statement Number 33-43802 on Form S-8, (vii) Registration Statement Number 33-50880 on Form S-3, (viii) Registration Statement Number 33-48034 on Form S-8, (ix) Registration Statement Number 33-54388 on Form S-8, and (x) Registration Statement Number 33-63104 on Form S-8 of our report dated February 3, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included
in the preceding paragraph with respect to the financial        statement
schedule included in this Annual Report (Form 10-K) of Temple-Inland Inc.

/s/  Ernst & Young LLP

March 22, 1995